EXHIBIT 99.2

Annex __

PRELIMINARY COPY—SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

Ú TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Ú

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WHITE PROXY

Caremark Rx, Inc.
 Special Meeting of Caremark Stockholders

February 20, 2007
1:00 p.m., Central Time

Proxy solicited by the Board of Directors for the Special Meeting of Caremark Stockholders on
February 20, 2007.

E. Mac Crawford, Howard A. McLure and Sara J. Finley, and each of them are hereby appointed as proxies for the undersigned, to vote all the shares of common stock of Caremark Rx, Inc., which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Caremark Stockholders (the “Special Meeting”) to be held at the Hilton Nashville Downtown, at 121 Fourth Avenue South, Nashville, Tennessee on February 20, 2007 beginning at 1:00 p.m., Central Time, and at any adjournments or postponements thereof, including, if submitted to a vote of the Caremark stockholders, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies.

This proxy when properly executed will be voted as directed by the undersigned on the proposals listed on the reverse side of this proxy. If no direction is specified with regard to a proposal, this proxy will be voted “FOR” any such proposal.

The Board of Directors recommends a vote “FOR” the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated November 1, 2006, by and among CVS Corporation (“CVS”), Caremark and Twain MergerSub Corp., as amended by Amendment No. 1 dated January 15, 2007, and to approve the merger (the “Merger”) of Twain MergerSub Corp., a wholly owned subsidiary of CVS, with and into Caremark pursuant to the Merger Agreement and “FOR” the proposal to approve any adjournment or postponement of the Special Meeting, including if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger.

(continued on reverse)

YOUR VOTE IS IMPORTANT

Please take a moment to vote your shares of Caremark Rx, Inc.
common stock for the upcoming Special Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free in the U.S., Canada or Puerto Rico at 1-866-233-5371, on a touch-tone telephone. From elsewhere, call 1-215-521-1342. Please follow the simple instructions. You will be required to provide the unique control number indicated below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/cmx, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number indicated below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the postage-paid envelope provided, or mail to: Caremark Rx, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

Ú TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Ú

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WHITE PROXY

PROPOSAL 1

Proposal 1 is more fully described in the Joint Proxy Statement/Prospectus that accompanies this proxy. You are encouraged to read the Joint Proxy Statement/Prospectus carefully.

The Board of Directors recommends a vote "FOR" Proposal 1.

Proposal 1.

To adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated November 1, 2006, by and among CVS Corporation (“CVS”), Caremark and Twain MergerSub Corp., and to approve the merger (the “Merger”) of Twain MergerSub Corp. a wholly owned subsidiary of CVS, with and into Caremark Rx, Inc. pursuant to the terms of the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2

Proposal 2 is more fully described in the Joint Proxy Statement/Prospectus that accompanies this proxy. You are encouraged to read the Joint Proxy Statement/Prospectus carefully.

The Board of Directors recommends a vote "FOR" Proposal 2.

Proposal 2.

To approve any adjournment or postponement of the Special Meeting, including if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt from Caremark Rx, Inc., prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus relating to the Merger.

☐ For change of address, please check box and mark below.

Date: ____________________________ , 2007

Signature

Signature

Title(s)

Please date, sign exactly as your name appears hereon and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. If shares are held jointly, each stockholder must sign. This proxy, if properly executed and delivered, will revoke all previous proxies.